EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-205356, 333-148789 and 333-137859) on Form S-8 and Registration Statement (No. 333-195591) on Form S-3 of ClearOne, Inc. of our report dated January 13, 2016, relating to our audit of the December 31, 2014 consolidated financial statements, which appears in this Annual Report on Form 10-K/A of ClearOne, Inc.

/s/ Tanner LLC

Salt Lake City, Utah
January 13, 2016